UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On September 28, 2017, the Board of Directors (the “Board”) of Venator Materials PLC (the “Company”) acted to set the size of the Board at six directors and, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Kathy D. Patrick as a director, effective October 1, 2017. Ms. Patrick, age 57, will serve for a term that expires at the Company’s 2018 Annual Meeting of Stockholders or her earlier resignation, removal or death.

The Board determined, after applying the Company’s independence criteria, that Ms. Patrick is an independent director. The Board appointed Ms. Patrick to serve as chair of the Nominating and Corporate Governance Committee and to serve as a member of the Compensation Committee. Following these appointments, Ms. Patrick, Douglas Anderson and Sir Robert Margetts will comprise the Nominating and Corporate Governance Committee and Ms. Patrick, Daniele Ferrari and Sir Robert will comprise the Compensation Committee.

As compensation for her service as a member of the Board, Ms. Patrick will receive (i) an annual retainer of $60,000, and (ii) an annual equity grant with a value of $120,000. For her service as a member and chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee, Ms. Patrick will receive an additional $35,000 annual retainer fee.

In connection with her appointment as a director, Ms. Patrick will enter into an Indemnification Agreement with the Company in substantially the form previously filed by the Company as Exhibit 10.5 to Amendment No. 3 to Form S-1 on July 14, 2017.

Ms. Patrick was not selected as a director pursuant to any arrangement or understanding with the Company or with any other person and there are no transactions between Ms. Patrick and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Supplemental Equity Awards

On September 27, 2017, the Compensation Committee of the Board approved grants of restricted stock units and stock options to Simon Turner, the Company’s President and Chief Executive Officer, with an aggregate value of $800,000, Kurt Ogden, the Company’s Senior Vice President and Chief Financial Officer, with an aggregate value of $250,000, Russ Stolle, the Company’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, with an aggregate value of $200,000 and Mahomed Maiter, the Company’s Senior Vice President, White Pigments, with an aggregate value of $175,000. Fifty percent of the value of the grant was in the form of restricted stock units and fifty percent of the value of the grant was in the form of stock options. These supplemental equity awards were made to reflect the increased level of responsibilities assumed by each of them in connection with their new and expanded roles in a stand-alone, publicly-traded company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENATOR MATERIALS PLC

/s/ SEAN H. PETTEY
Sean H. Pettey
Assistant Secretary

Dated: September 29, 2017